The Chase Manhattan Bank, N.A.
770 Broadway
New York, New York 10003-9598







February 9, 1996


OCC Distributors
Oppenheimer Capital
Two World Financial Center
225 Liberty Street
New York, NY 10080-6116

Re:     QUILTS Equity Strategic Five, Series 1


Gentlemen:

We have examined Registration Statement File No. 333-00155 for the above referenced trust. We hereby acknowledge that The Chase Manhattan Bank, (National Association) is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to the Chase Manhattan Bank (National Association) as evaluator.

You are hereby authorized to file a copy of this letter with Securities and Exchange Commission.


Sincerely,



Miguel Cervoni
Second Vice President

339373.1

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The Chase Manhattan Bank, N.A.
770 Broadway
New York, New York 10003-9598





February 9, 1996


OCC Distributors
Oppenheimer Capital
Two World Financial Center
225 Liberty Street
New York, NY 10080-6116

Re:     QUILTS Equity Strategic Ten, Series 1


Gentlemen:

We have examined Registration Statement File No. 33-65075 for the above referenced trust. We hereby acknowledge that The Chase Manhattan Bank, (National Association) is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to the Chase Manhattan Bank (National Association) as evaluator.

You are hereby authorized to file a copy of this letter with Securities and Exchange Commission.


Sincerely,



Miguel Cervoni
Second Vice President

339373.1